_________________________________________________________________________
                                                                    Exhibit 10.1



                             SHAREHOLDERS AGREEMENT

                                  by and among

                        XM SATELLITE RADIO HOLDINGS INC.

                     AMERICAN MOBILE SATELLITE CORPORATION

                                BARON ASSET FUND

                        COLUMBIA XM RADIO PARTNERS, LLC

                        CLEAR CHANNEL INVESTMENTS, INC.

                           DIRECTV ENTERPRISES, INC.

                           GENERAL MOTORS CORPORATION

                  MADISON DEARBORN CAPITAL PARTNERS III, L.P.
                   MADISON DEARBORN SPECIAL EQUITY III
, L.P.
                          SPECIAL ADVISORS FUND I, LLC

                                      and

                          TELCOM-XM INVESTORS, L.L.C.


                               Dated July 7, 1999

                               Table of Contents
                               -----------------

                                                             Page
                                                             ----

ARTICLE I. DEFINITIONS                                          3

 Section 1.1  Definitions                                       3

ARTICLE II. CONDUCT OF BUSINESS; NON-COMPETITION;
COOPERATION OF SHAREHOLDERS                                     8

 Section 2.1  Conduct of Business                               8
 Section 2.2  Non-Competition                                   8
 Section 2.3  Cooperation of Shareholders                       8

ARTICLE III. RESTRICTIONS ON TRANSFER
                     9

 Section 3.1  Initial Transfer Restrictions for Investors       9
 Section 3.2  Notice of Proposed Transfer                       9
 Section 3.3  Transfers and Assignment by American Mobile      10
 Section 3.4  Transfers and Assignment by Telcom, Columbia
              and Madison                                      11
 Section 3.5  Permitted Transfers                              11
 Section 3.6  Endorsement of Stock Certificates                11
 Section 3.7  Regulatory Approvals; Opinions                   12

ARTICLE IV. SHAREHOLDER DEBT AND RECAPITALIZATION AT PUBLIC
OFFERING                                                       13

 Section 4.1  Share and Debt Conversion                        13
 Section 4.2  Conversion of Class B Common Stock into Class A
              Common Stock                                     13
 Section 4.3  Submission of Proposal for Conversion to Public
              Stockholders                                     14

ARTICLE V. CORPORATE
GOVERNANCE; VOTING AGREEMENT              14

 Section 5.1  Board of Directors                               14
 Section 5.2  Observation Rights                               16
 Section 5.3  Removal of Directors                             17
 Section 5.4  Operational Involvement of Clear Channel,
              DIRECTV and the TCM Group                        17
 Section 5.5  Shareholder Actions                              17

ARTICLE VI. CERTAIN REPRESENTATIONS                            18

 Section 6.1  Existence and Power                              18
 Section 6.2  Due Authorization; No Contravention              18
 Section 6.3  Binding Effect                                   18

ARTICLE VII. TAG-ALONG RIGHTS; RIGHT OF FIRST REFUSAL   18

 Section 7.1  Tag Along Rights                          18
 Section 7.2  Right of First Refusal                    19

ARTICLE VIII. MISCELLANEOUS                             20

 Section 8.1  Notices                                   20
 Section 8.2  Waiver and Amendment                      21
 Section 8.3  Specific Performance                      21
 Section 8.4  Governing Law                             21
 Section 8.5  Parties In Interest                       21
 Section 8.6  Severability of Provisions                22
 Sect
ion 8.7  Plural, Singular                          22
 Section 8.8  Counterparts                              22
 Section 8.9  Descriptive Headings                      22
 Section 8.10 Future Assurances                         22
 Section 8.11 Termination                               22

                             SHAREHOLDERS AGREEMENT


          This Shareholders Agreement, dated as of July 7, 1999 ("Agreement"),
                                                                  ----------
is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the

"Company"), American Mobile Satellite Corporation, a corporation duly organized
 -------
under the laws of the State of Delaware ("American Mobile"), the Baron Asset
                                          ---------------

Fund series ("Baron") of Baron Asset Fund, a business trust organized under the
              -----
laws of the Commonwealth of Massachusetts, Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear
                                                                   -----
Channel"), Columbia XM Radio Partners, LLC, a limited liability company duly
--------
organized under the laws of the State of Virginia ("Columbia"), DIRECTV
                                                    --------
Enterprises, Inc. a corporation duly organized under the laws of the State of Delaware ("DIRECTV"), General Motors Corporation, a corporation duly organized
           -------
under the laws of the State of Delaware ("GM"), Madison Dearborn Capital

                              --
Partners III, L.P. ("Madison Capital"), Madison Dearborn Special Equity III,
                     ---------------
L.P. ("Madison Equity"), Special Advisors Fund I, LLC ("Madison Advisors" and,
       --------------                                   ----------------
collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison") and TelcomXM
                                                    -------
Investors, L.L.C., a limited liability company duly organized under the laws of the State of Delaware ("Telcom"). Baron, Clear Channel, Columbia, DIRECTV, GM,
                        ------
Madison and Telcom are collectively referred to herein as the "Investors".  The
                                                               ---------
Company, American Mobi
le, and the Investors are collectively referred to herein
as the "Parties".
        -------

                                   WITNESSETH
                                   ----------

          WHEREAS, American Mobile is the holder of one hundred percent (100%) of the issued and outstanding shares of the Company's common stock;

          WHEREAS, the Company owns one hundred percent (100%) of the issued and outstanding shares of common stock of XM Satellite Radio Inc. ("XM");
                                                                --
          WHEREAS, XM holds a license awarded by the U.S. Federal Communications Commission (the "FCC") for the establishment of a Satellite Digital Audio Radio
                 ---
Service ("SDARS") system in the United States;
          -----

          WHEREAS, the Company desires to receive financing for capital expenditures and for working capital;

          WHERE
AS, the Investors (other than Baron) have entered into a note purchase agreement with the Company (the "Note Purchase Agreement"), dated as of
                                          -----------------------
June 7, 1999, under which the Investors (other than Baron) shall purchase Series
A

Subordinated Convertible Notes due December 31, 2004 (each a "Series A
                                                              --------
Subordinated Convertible Note" and, collectively, the "Series A Subordinated
-----------------------------                          ---------------------
Convertible Notes"), on the terms and conditions described in the Note Purchase
-----------------
Agreement;

          WHEREAS, pursuant to an exchange agreement dated as of June 7, 1999 (the "WSI Exchange Agreement"), WorldSpace has agreed to release any related
      ----------------------
security interest and to transfer to a trust created by WorldSpac
e ("XM
Ventures") all of WorldSpace's right, title and interest in and to, except as noted below, all assets held by WorldSpace relating to the Company and XM (collectively, the "XM Interest"), including without limitation, the following:
                    -----------

          (i) The Company's common stock held by WorldSpace;

          (ii) That certain Convertible Note dated April 1, 1998 in the principal amount of $54,536,112 convertible into 62.3270 shares of the Company's Common Stock, and any interest accrued or capitalized with respect thereto;

          (iii) The Bridge, Additional Amounts and Working Capital Loans issued by WorldSpace to the Company pursuant to the Bridge, Additional Amounts and Working Capital Facility dated as of May 16, 1997 among the Company, XM, American Mobile and WorldSpace, as amended by Amendment No. 1 to Bridge, Additional Amounts and Working Capital Credit Facility, and any inte rest
     accrued or capitalized with respect thereto, other than $75,000,000
                                                  ----- ----
     aggregate principal and accrued interest thereunder which will be retained by WorldSpace and repaid and retired by the Company under the WSI Exchange Agreement;

          (iv) Options to purchase (A) 97.2222 shares of the Company's Common Stock pursuant to the Bridge Option, (B) 128.8876 shares of the Company's Common Stock pursuant to the Additional Amounts Option, and (C) 3.5111 shares of the Company's Common Stock pursuant to the Working Capital Option, each of which is dated as of May 16, 1997 between the Company and WorldSpace; and

          (v) The 80.9389 shares of XM common stock pledged under the Security Agreement, dated as of May 16, 1997 between the Company and WorldSpace; and

          WHEREAS, pursuant to the WSI Exchange Agreement, XM Ventures has agreed to transfer the XM Interest to American
Mobile;

          WHEREAS, the Company, American Mobile, and each of the Investors believe it to be in the best interests of the Company, American Mobile, and the mutual best interests of each of the Investors to set forth herein their agreements with respect to certain matters related to the ownership and corporate governance of the Company.

          NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   ARTICLE I.
                                   ----------

                                  DEFINITIONS
                                  -----------

     Definitions.  Capitalized terms not defined herein have the respective
     -----------
meanings ascribed to them in the Note Purchase Agreement.

     (a) Accredited Investor:  ha
s the meaning specified in the Note Purchase
         -------------------
Agreement.

     (b) Affiliate:  means, as applied to any Person, any other Person directly
         ---------
or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Sections 3.2, 3.5 and 7.1, a member of a limited liability company or a partner of a partnership shall be deemed an Affiliate of said company or partnership.

     (c) Agreement:  has the meaning specif
ied in the Preamble.
         ---------

     (d) American Mobile:  has the meaning specified in the Preamble.
         ---------------

     (e) American Mobile Exchange Agreement:  means the Exchange, Amendment and
         ----------------------------------
Recapitalization Agreement dated on or about the date hereof among American Mobile and the Company, providing for the restructuring of the investment of American Mobile in the Company.

     (f) Baron:  has the meaning specified in the Preamble.
         -----

     (g) Board or Board of Directors:  means the Board of Directors of the
         ---------------------------
Company or a committee consisting of one or more directors lawfully exercising the powers of the Board.

     (h) Business Day: means any day other than a Saturday, Sunday or any other
         ------------
day on which commercial banks are authorized or required by law to be closed in New York City or the District of Columbia.

     (i) Capital Stock:  means any and all of the Company's shares, interests,
         -------------
warrants, options, rights to acquire equity or equity-linked securities of the Company, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, whether now outstanding or issued subsequently hereto, including, without limitation, all series and classes of Common Stock and preferred stock of the Company, and all Convertible Securities, including any Series A Subordinated Convertible Note, Series A Convertible Preferred Stock, the New American Mobile Note and the $21 Million Notes.

     (j) Change of Control: means a transfer of control of XM whi ch would
         -----------------
require approval by the FCC under any terms of XM's SDARS license.

     (k) Charter Documents:  has the meaning specified in Section 5.5(b).
         -----------------

     (l) Class A Common Stock:  means the Class A Common Stock, par value $0.01
         --------------------
per share, of the Company having one (1) vote per share.

     (m) Class B Common Stock:  means the Class B Common Stock, par value $0.01
         --------------------
per share, of the Company having three (3) votes per share.

     (n) Class C Common Stock:  means the Class C Common Stock, par value $0.01
         --------------------
per share, of the Company having zero (0) votes per share.

     (o) Clear Channel:  has the meaning specified in the Pr
eamble.
         -------------

     (p) Clear Channel Operational Assistance Agreement:  means the operational
         ----------------------------------------------
assistance agreement dated on or about June 7, 1999, between Clear Channel and the Company.

     (q) Closing:  means the consummation of the transactions contemplated by
         -------
the Note Purchase Agreement, including the sale and purchase of the Series A Subordinated Convertible Notes.

     (r) Columbia: has the meaning specified in the Preamble.
         --------

     (s) Commencement of Commercial Operations:  means the commencement of
         -------------------------------------
commercial operations of XM as publicly announced by it.

     (t)  Commission:  means the Securities and Exchange Commission or any other

 ----------
Federal agency at the time administering the Securities Act.

     (u) Common Stock:  means all classes and series of the common stock, $0.01
         ------------
par value per share, of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

     (v) Common Stock Deemed Outstanding: means, at any given time, the number
         -------------------------------
of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion, or exercise in full, of all Convertible Securities whether or not the Convertible Securities are convertible into or exercisable or exchangeable for Common Stock at such time.

     (w) Company:  has the meaning specified in the Preamble.
         -------

     (x) Conversion Price:  means $509,711, as such pric
e may be adjusted
         ----------------
pursuant to the Note Purchase Agreement.

     (y) Convertible  Securities:  means securities or obligations that are
         -----------------------
exercisable  for,  convertible  into  or  exchangeable for shares of Common
Stock.   The  term  includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Series A Subordinated Convertible Notes, the Series A Convertible Preferred Stock, the $21 Million Notes and the New American Mobile Note.

     (z) DBS:  means direct broadcast satellite service.
         ---

     (aa) DIRECTV: has the meaning specified in the Preamble.
          -------


     (bb) DIRECTV Operational Assistance Agreement:  means the operational
          ----------------------------------------
assistance agreement dated on or about June 7, 1999 between DIRECTV and the Company.

     (cc) Excluded  Securities:  means any (a) Common Stock or Convertible
          --------------------
Securities outstanding as of the date hereof (as disclosed in the Note Purchase Agreement or the Private Placement Memorandum Supplement No. 1 dated as of July 1, 1999 delivered by the Company to each Investor), or issuable pursuant to the American Mobile Exchange Agreement or the WSI Exchange Agreement and any Common Stock issuable upon exercise of such Convertible Securities, (b) Common Stock or Convertible Securities issued under a Qualifying Stock Plan and (c) Common Stock or Convertible Securities issued to Persons who are not Affiliates of the Company as partial consideration for senior debt financing, equipment lease financing or underwritten High Yield Debt financing pursuant to a registered public offering under the Securities Act or pursuant to Rule 144A thereunder.

     (dd) FCC:  has the meaning specified in the Recitals.
          ---

     (ee) FCC Approval:  means approval by the FCC of the transfer of control of
          ------------
the Company from American Mobile to a diffuse group of shareholders.

     (ff) GM:  has the meaning specified in the Preamble.
          --

     (gg) High Yield Debt:  has the meaning specified in the Note Purchase
          ---------------
Agreement.

     (hh) Holders:  means the Investors and American Mobile and their respective
          -------
Permitted Transferees.

     (ii) Initial Public Offering:  means the closing of a firm commitment
          -----------------------
underwritten public offering of shares of Common Stock.

     (jj) Investors:  has the meaning specified in the Preamble and their
          ---------
Permitted Transferees.

     (kk) January 15, 1999 Letter Agree
ments:  means, collectively, (i) that
          ----------------------------------
certain letter agreement between American Mobile, Baron and WorldSpace and (ii) that certain letter agreement between American Mobile and WorldSpace, each such letter agreement dated as of January 15, 1999.

     (ll) Madison:  has the meaning specified in the Preamble.
          -------

     (mm) Notice  of  Proposed Issuance: has the meaning specified in Section 7.
          -----------------------------

     (nn) New American Mobile Note: means the convertible note issued by the
          ------------------------
Company to American Mobile on or about the date hereof pursuant to the American Mobile Exchange Agreement.

     (oo) Note Purchase Agreement:  has the meaning specified in the Preamble.
          -----------------------


     (pp) Offered  Capital Stock:  has  the  meaning  specified  in Section 7.
          ----------------------

     (qq) Participation Notice:  has the meaning specified in Section 3.3(c).

     (rr) Parties:  has the meaning specified in the Preamble.
          -------

     (ss) Permitted Transferees:  means each transferee of any Capital Stock,
          ---------------------
with the transfer being made in compliance with the provisions of Article III hereof.

     (tt) Person:  means any individual, partnership, corporation, joint
          ------
venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     (uu) Qualified Initial Public Offering:  means an Initial Public Offering
          ---------------
------------------
which (a) raises not less than $100 million in gross proceeds and (b) for which the offering price of the securities offered thereby is at least (i) 125% of the Conversion Price if the offering occurs within six months of the Closing or (ii) 150% of the Conversion Price if the offering occurs more than six months after the Closing, unless the Company obtains Requisite Approval (as such term is defined in the Note Purchase Agreement) for a lower offering price or lower amount of funds raised at which the Series A Subordinated Convertible Notes may be automatically converted.

     (vv) Qualified Institutional Buyer:  has the meaning specified in the Note
          -----------------------------
Purchase Agreement.

     (ww) Qualifying Stock Plan:  means, collectively, all approved stock
          ---------------------
incentive plans for employees, consultants and non-employee directors, provided that (i) issuances under a Qualifying Stock Plan do not exceed 10% in the aggregate of the shares of Common Stock Deemed Outstanding and (ii) such Qualifying Stock Plan has been approved by a compensation committee of the Board of Directors or the full Board of Directors, which, in either case, shall include at least one director designated by the Holders of the Series A
Subordinated Convertible Notes and which approval shall include the approval of such director so designated.

     (xx) Registration Statement:  means a registration statement filed with the
          ----------------------
Commission pursuant to the Securities Act.

     (yy) Resale-Restriction Termination Date:  has the meaning specified in
          -----------------------------------
Section 3.1

     (zz) Right of First Refusal:  means the rights granted to each Holder
          ----------------------
pursuant to Section 7.2 hereof.

     (aaa)  SDARS:  has the meaning specified in the Recitals.
            -----

     (bbb)  Series A Convertible Preferred Stock:  means the Series A
            ------------------------------------
Convertible Preferred Stock, par value $1.00 per share, of the Compan y having zero (0) votes per share.

     (ccc)  Series A Subordinated Convertible Note:  has the meaning specified
            --------------------------------------
in the Recitals.

     (ddd)  Securities Act:  means the Securities Act of 1933, as amended, or
            --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (eee)  Subsidiary:  means, with respect to any Person, any corporation,
            ----------
association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Capital Stock is owned, directly or indirectly, by such Person or one or other Subsidiaries of such Person.

     (fff)  TCM Group:  means Columbia, Madison and Telcom collectively.
            ---------


     (ggg)  Telcom:  has the meaning specified in the Preamble.
            ------

     (hhh)  TCM:  means TCM, LLC, a Delaware limited liability company.
            ---

     (iii)  TCM Operational Assistance Agreement:  means the operational
            ------------------------------------
assistance agreement dated on or about the date hereof between TCM and the Company.

     (jjj)  Transfer Notice:  has the meaning specified in Section 3.3(c)
            ---------------

     (kkk)  $21 Million Notes:  means the convertible notes issued by the
            -----------------
Company to American Mobile as of January 15, 1999.

     (lll)  Unallocated Portion:  has the meaning specified in Section 3.3(c).
            -------------------

     (mmm)  WorldSpace:  means WorldSpace, Inc., a Maryland corporation.
            ----------

     (nnn)  WSI Exchange Agreement:  has the meaning specified in the Recitals.
            -------------------
---

     (ooo)  XM Interest:  has the meaning specified in the Recitals.
            -----------

     (ppp)  XM Ventures:  has the meaning specified in the Recitals.
            -----------

                                  ARTICLE II.
                                  -----------

              CONDUCT OF BUSINESS; NON-COMPETITION; COOPERATION OF
                                  SHAREHOLDERS
                                  ------------




Section 2.1 Conduct of Business. The Company shall act as the holding company
            -------------------
for XM. XM and the Company shall, and American Mobile shall cause XM and the Company to, conduct their business in such manner as to comply with all applicable laws and regulations (including but not limited to the rules and regulations of the FCC).




Section 2.2 Non-Competition.  American Mobile agrees not to compete with XM or
            ---------------
the Company in the SDARS business in the United States for so long as American Mobile holds at least 5% of the Common Stock (assuming full conversion of all of American Mobile's holdings of Capital Stock which are convertible into Common Stock) and for a period of three years following the date on which American Mobile ceases to hold 5% of the Common Stock (assuming full conversion of all of American Mobile's holdings of Capital Stock which are convertible into Common Stock). Notwithstanding the foregoing, nothing contained herein shall limit American Mobile's rights to fulfill its obligations under law as a common carrier licensed by the FCC with respect to the selling of its capacity to third party resellers for any business purpose, including those which may compete with the business of XM and the Company.




Section 2.3 Cooperation of Shareholders.  American M
obile, the Company and the
            ---------------------------
Investors agree to work cooperatively in connection with the preservation, maintenance and any extension or renewal by XM of its SDARS license and to provide (and to cause the Company to provide), with reasonable promptness, such information as may be required or appropriate in accordance with FCC rules, regulations, and processes to preserve, maintain and extend or renew XM's SDARS license.

                                 ARTICLE III.

                            RESTRICTIONS ON TRANSFER
                            ------------------------


Section 3.1 Initial Transfer Restrictions for Investors
            -------------------------------------------

          Prior to the date which is one year after the later of the date of original issue of the Series A Subordinated Convertible Notes and the last date that the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale-Restriction Termination Date"), each Investor, except for Baron, may transfer any shares of Capital Stock held by it only (i) to the Company, (ii) pursuant to a Registration Statement that has been declared effective under the Securities Act, (iii) for so long as such Capital Stock is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) commencing only with the period which is six months after the date of the issuance of such Capital Stock, to an Accredited Investor purchasing for its own account or for the account of such an Accredited Investor, or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of any investor account or accounts be a t all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale-Restriction Termination Date. If any resale or other transfer of any Capital Stock is proposed to be made pursuant to clause (v) above prior to the Resale-Restriction Termination Date, the transferor shall deliver a letter from the transferee to the Company in form and substance reasonably satisfactory to the Company, which shall provide, among other things, that the transferee is an Accredited Investor that is acquiring such Capital Stock for investment and not for resale or distribution in violation of the Securities Act. Each Investor acknowledges that the Company reserves the right prior to any offer, sale or other transfer of the Capital Stock pursuant to clauses, (iii), (iv), (v) or (vi) above to require the delivery to the Company of an opinion of counsel to the Investor, certifications and/or other information reasonably satisfactory to the Company.

Section 3.2 Notice of Propo
sed Transfer
            ---------------------------

     (a) Until an Initial Public Offering, except for transfers to Affiliates permitted under this Agreement, each Holder of Capital Stock shall be required to furnish at least 30 days prior written notice to the Company of any proposed transfer of Capital Stock.

     (b) During the 30-day period referred to in Section 3.2 (a), any proposed sale, assignment or transfer may be disallowed if the Board of Directors reasonably determines, and provides notice to such requesting Holder, that any such proposed sale, assignment or transfer to the proposed transferee would:

          (i) result in a sale, assignment or transfer to a competitor of the Company for SDARS service in the United States;

          (ii) be reasonably likely to materially adversely affect the Company's prospects for obtaining from the FCC or other regulatory bodies any necessary licenses or consents for the Company's SDARS system; or

          (iii) be reasonably likely to materially adversely affect the Company's ability or prospects for successfully implementing or operating its SDARS system.

     (c) Upon any such disallowance by the Board of Directors of a proposed sale, assignment or transfer by a Holder pursuant to Section 3.2(b), counsel to the Company shall be available to discuss with such Holder the reasons for s uch disallowance.


Section 3.3 Transfers and Assignment by American Mobile
            -------------------------------------------

     (a) Subject to the requirements of Article IV hereof, American Mobile shall not be permitted to transfer any of its shares of Capital Stock or other securities of the Company to any Person (except as contemplated in the January 15, 1999 Letter Agreements) until the earlier of (i) the Commencement of Commercial Operations, or (ii) one year after the closing of the Company's Initial Public Offering; provided that no shares of Class B Common Stock may be
                         -------- ----
transferred at any time until such shares are converted to shares of Class A Common Stock.

     (b) Notwithstanding Section 3.3(a) and subject to Section 3.5, American Mobile shall have the right to (i) assign or transfer its interest in the Company to any Person (1) if such Person is an Affiliate of American Mobile or
(2) if such Person owns
 10% or more of the outstanding Common Stock of American
Mobile (not including WorldSpace or any Affiliate of WorldSpace); provided that such assignment or transfer complies with applicable law and, in the case of an assignment or transfer to a 10% or more holder, American Mobile's right to effect such assignment or transfer shall be subject to the notice requirement of
Section 3.2(a), compliance with the provisions of Section 3.3(c) and Section 7.1 and any such assignment or transfer may be subject to disallowance pursuant to
Section 3.2(b), and (ii) pledge or hypothecate, in connection with its customary bona fide financing arrangements (including under its current guaranteed bank facilities),Capital Stock and any other interest in the Company.

     (c) In the event that American Mobile proposes to transfer all or a portion of its interest in the Company in accordance with Section 3.3(b)(i)(2) hereof to a Person who is not an Affiliate, American Mobile will provide notice thereof (including the propos ed terms thereof) (the "Transfer Notice"), at least ten
                                             ---------------
(10) Business Days prior to the proposed transfer, to each Investor (other than Baron), whereupon each Investor (other than Baron) shall have the right to purchase, at the same price and upon the same material terms and conditions set forth in the Transfer Notice, a pro rata portion of such interest based upon such Investor's portion of the Common Stock Deemed Outstanding held by all Investors other than Baron. Each Investor desiring to participate in such purchase shall provide American Mobile and each other Investor notice of its agreement to participate (the "Participation Notice") within ten (10) Business
                               --------------------
Days of receipt of the Transfer Notice with respect to its pro rata portion of the proposed transfer. In the event that one or more of the other Investors does not provide a timely Participation Notice, whether and to the extent to which such Investor would acquire any remaining, unallocated portion of the proposed transfer (the "Unallocated Portion"), the Unallocated Portion shall be
                        -------------------
allocated in pro rata proportion to the Convertible Securities (or secu rities into which such Convertible Securities had been converted) held by each of the Investors who submits a Participation Notice to the extent of such Investor's indicated willingness to acquire any Unallocated Portion as provided in such Investors' Participation Notice.

Section 3.4 Transfers and Assignment by Telcom, Columbia and Madison.  Prior to
            --------------------------------------------------------
the Company's Initial Public Offering, none of Telcom, Columbia or Madison shall transfer (including transfer to an Affiliate) any of their shares of Common Stock, or other securities of the Company, to (i) any Person who, directly or indirectly, derives 20% or more of its gross revenues from radio, television or outdoor media or (ii) any Person who, directly or indirectly, then provides, distributes or markets DBS services or who is then known to the proposed transferor to be actively planning such activities.

Section 3.5 Permitted Transfers
            -------------------

     (a) No
twithstanding the restrictions on transfer set forth elsewhere in this Article III (other than Section 3.4, Section 3.6 and Section 3.7), each Investor shall have the right to transfer or assign its holdings of Capital Stock to an Affiliate of such Investor, and each Investor shall be able to pledge or hypothecate, in connection with bona fide financing arrangements, its Capital Stock and any other interest in the Company; provided, however that no
                                                     --------  -------
transfer to an Affiliate shall be effective if the purpose or intent of such transfer is to circumvent the restrictions on transfers to non-Affiliates set forth herein.

     (b) Transfers and encumbrances of Capital Stock may only be made in strict compliance with all applicable terms of this Agreement. Any purported transfer or encumbrance of Capital Stock that does not so comply with all applicable provisions of this Agreement shall be void and ineffective and the Company shall not recognize nor be bound by any such purported transfer or encumbrance and any such purported transfer shall have no effect on the stock transfer books of the Company.

     (c) Any assignment or transfer of an interest in the Company pursuant to the terms of this Agreement, other than in a public offering of the Company's Common Stock or an offering pursuant to Rule 144 or 145 under the Securities Act, shall be subject to the assumption by the transferee of the terms and conditions set forth in this Agreement applicable to the transferor.

Section 3.6 Endorsement of Stock Certificates.  Conformed copies of this
            ---------------------------------
Agreement shall be filed with the secretary of the Company and kept with the records of the Company at its principal office. Until such time that the Company, based on an opinion of counsel, shall have determined otherwise, an officer of the Company shall endorse each certificate representing the Capital Stock heretofore or hereafter issued by the Company to any Holder by causing to be placed on the back thereof the following legend:


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.


       THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A
        CERTAIN SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

          Upon registration of any Capital Stock under the Securities Act, the Company shall remove such legend from the certificate(s) representing such Capital Stock promptly upon request of the Holder thereof and delivery of such certificate(s) to the Company.

          The Company shall, upon presentation of a certificate representing shares of the Company's Capital Stock with respect to which one or both of the foregoing restrictions have expired or are not applicable, together with such evidence (including, when such an opinion would customarily be required by the Company of its stockholders, an opinion of counsel obtained at the Holder's expense and reasonably satisfactory to the Company) of such lapse or
nonapplicability as the Company would reasonably request of stockholders who are similarly situated, promptly cause to be issued a replacement certificate for such shares of the Company's Capital Stock without the applicable restrictive legend.

Section 3.7 Regulatory Approvals; Opinions
            ------------------------------

     (a) To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement with respect to the transfer or assignment of Capital Stock (including, but not limited to, FCC approvals (if required) and applicable securities laws), such transfer or assignment of Capital Stock pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed.

     (b) Prior to the transfer of any Capital Stock, the Company at its option may require an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with, or exempt from, the registration requirements of the Securities Act.



                                  ARTICLE IV.
                                  -----------

            SHAREHOLDER DEBT AND RECAPITALIZATION AT PUBLIC OFFERING
            --------------------------------------------------------


Section 4.1
 Share and Debt Conversion.  On the completion of an Initial Public
            -------------------------
Offering, American Mobile shall convert the New American Mobile Note and all other instruments of indebtedness issued to American Mobile pursuant to the American Mobile Exchange Agreement and the WSI Exchange Agreement and all interest accrued thereon into shares of Class B Common Stock, in accordance with the terms and conditions of such instruments, and the Holder of the $21 Million Notes shall convert the $21 Million Notes and all interest accrued thereon into shares of Class B Common Stock, in accordance with the terms and conditions of such notes.

Section 4.2 Conversion of Class B Common Stock into Class A Common Stock.
            ------------------------------------------------------------
Following the earlier to occur of (a) completion of the Company's Initial Public Offering, or (b) January 1, 2002, and either (i) at the discretion of American Mobile or (ii) at the direction of the holders of a majority of the shares of
Common Stock Deemed Outstanding (excluding any shares held by American Mobile and its Affiliates other than Baron, GM, Hughes or DIRECTV), which majority, if the Company has then completed an Initial Public Offering, shall include at least 20% of the public holders of Class A Common Stock, American Mobile shall convert all of its shares of Class B Common Stock into shares of Class A Common Stock, upon the receipt of FCC Approval; provided that American Mobile shall not
                                         -------- ----
be obligated to convert any shares of Class B Common Stock into shares of Class A Common Stock if such conversion, together with the conversion of all Convertible Securities the Company reasonably believes would be converted at such time, would not result in a Change of Control. The conversion rate shall be one share of Class B Common Stock for each share of Class A Common Stock, subject to adjustment in connection with any stock split, dividend or comb ination or similar event involving the Common Stock; provided that no such adjustment shall be made for shares of Common Stock issued pursuant to a Qualifying Stock Plan. Each of American Mobile, the Company and the Investors hereby agrees to prepare and file any and all applications, and furnish any information, required by applicable FCC rules and policies in order to obtain the FCC Approval and shall agree to use all reasonable commercial efforts in order to obtain the FCC Approval.

Section 4.3 Submission of Proposal for Conversion to Public Stockholders.  At
            ------------------------------------------------------------
the direction of two (2) of the three (3) members of the Board of Directors designated by the Investors (other than Baron) pursuant to Section 5.1, the Company will insert into any proxy statement scheduled by the Company to be delivered to the holders of Class A Common Stock appropriate material to provide such holders of Class A Common Stock with the opportunity to vote to direct the Company to cause American Mobile to convert its shares of Class B Common Stock into shares of Class A Common Stock.


                                  ARTICLE V.
                                  ----------


     CORPORATE GOVERNANCE; VOTING AGREEMENT
                     --------------------------------------

     Section 5.1  Board of Directors.
                  -------------------

     (a) From the date hereof until the completion of the Company's Initial Public Offering, the Board of Directors and the boards of directors of XM and any other material subsidiary, (collectively, the "Boards of Directors") shall consist of seven (7) members (unless the constitution of the board of directors of any material subsidiary other than XM shall be otherwise approved by unanimous vote of the members of the Board of Directors designated, pursuant to this Section 5.1, by the Holders of Series A Subordinated Convertible Notes (or the holders of securities into which such Series A Convertible Notes may be converted), of whom:


          (i) three (3) members shall be designated by the Holders of Series A Subordinated Convertible Notes (or the holders of securities into which such Series A Convertible Note
s may be converted), (x) one (1) of whom shall be a designee of Clear Channel, (y) one (1) of whom shall be a designee of GM or DIRECTV, as those two Parties may agree, and (z) one (1) of whom shall be a designee of a majority in interest of the TCM Group; and

          (ii) four (4) members shall be designated by American Mobile, who shall include (x) the Chairman and (y) the President and CEO of the Company (who shall be selected by American Mobile).

     (b) Following the completion of the Company's Initial Public Offering but prior to the receipt of FCC Approval, the Boards of Directors shall consist of nine (9) members, of whom:


          (i) three (3) members shall be designated by the Holders of Series A Subordinated Convertible Notes (or the holders of securities into which such Series A Subordinated Convertible Notes may be converted), (x) one (1) of whom shall be a designee of Clear Channel, (y) one (1) of whom shall be a designee of GM or DIRECT
V, as those two Parties may agree, and (z) one
     (1) of whom shall be a designee of a majority in interest of the TCM Group;

          (ii) four (4) members shall be designated by American Mobile, who shall include (x) the Chairman and (y) the President and the CEO of the Company (who shall be selected by American Mobile); and

          (iii) two (2) of whom shall be independent directors of recognized industry expertise and stature, of whom (x) one (1) member shall be approved by American Mobile and (y) the other of whom shall be approved by the Investors who hold a majority of the Common Stock Deemed Outstanding (excluding Baron) held by Investors (excluding Baron).

     (c) Following the completion of the Company's Initial Public Offering and upon receipt of the FCC Approval, the Boards of Directors shall consist of nine
(9) members, of whom:


          (i) three (3) members shall be designated by the Holders of Series A Subordinated Convertible Notes (or the holders of the securities into which such Series A Subordinated Convertible Notes may be converted), (x) one (1)
     of whom shall be a designee of Clear Channel, (y) one (1) of whom shall be a designee of GM or DIRECTV, as those two Parties may agree, and (z) one
     (1) of whom shall be a designee of a majority in interest of the TCM Group;

          (ii) three (3) members shall be designated by American Mobile;

          (iii)  one (1) member shall be the President and CEO of the Company;
     and

          (iv) two (2) members shall be independent directors of recognized industry expertise and stature both of whom shall be approved by American Mobile and the Investors who hold a majority of the Common Stock Deemed Outstanding (excluding Baron) held by Investors (excluding Baron).

     (d) Each Holder agrees to vote its Common Stock in favor of the persons nominated in accordance with the provisions herein. The rights of each of (i) Clear Channel, (ii) GM or DIRECTV, and (iii) the TCM Group to designate a director and, if applicable, approve the appointment of independent directors pursuant to this Section 5.1 shall continue for so long as such Party (or GM and DIRECTV together) holds (A) in excess of 5% of the Common Stock Deemed Outstanding or (B) the full amount of such Party's original investment in the Company (whether or not converted into shares of Series A Convertible Preferred Stock, if applicable, or Class A Common Stock). Similarly, following the Company's receipt of FCC Approval, the right of American Mobile to designate directors and approve the appointment of independent directors pursuant to this
Section 5.1 shall continue for so long as American Mobile holds (A) in excess of 15% of the Common Stock Deemed Outstanding or (B) the full amount of American Mobile's investment in the Company on the date of this Agreement excluding the portion of its investment contemplated in the January 15 Letter Agreements (whether or not converted into shares of Class A Common Stock) (the "Initial AMSC Investment"); provided that, if American Mobile holds less than 15% of the
Common Stock Deemed Outstanding and less than the Initial AMSC Investment, (x) American Mobile shall be entitled to designate two (2) directors (pursuant to Section 5.1(a)(ii) and (c)(ii)) and approve the appointment of two (2) independent directors (pursuant to Section 5.1(c)(iv)) for so long as American Mobile owns Capital Stock in excess of 10% of the

Common Stock Deemed Outstanding, and (y) American Mobile shall be entitled to designate one (1) director (pursuant to Section 5.1(a)(ii) and (c)(ii)) and approve the appointment of two (2) independent directors (pursuant to Section 5.1(c)(iv)) for so long as American Mobile owns excess of 5% of the Common Stock Deemed Outstanding.

     (e) The right of each Investor to designate a director pursuant to Sections 5.1(a)(i), 5.1(b)(i) and 5.1(c)(i) also shall terminate, and any director designated by such Investor shall promptly resign from the Boards of Directors:

          (i) in the case of Clear Channel, if a majority of the ownership interests of Clear Channel cease to be owned, directly or indirectly, by Clear Channel Communications, Inc.;


         (ii) in the case of DIRECTV, if a majority of the ownership interests of DIRECTV cease to be owned, directly or indirectly, by DIRECTV, Inc. (provided that the loss of DIRECTV's right to designate directors shall not affect GM's rights under this Section 5.1); and

          (iii) in the case of the TCM Group, if a majority of the ownership interests of both Telcom and Columbia cease to be owned, directly or indirectly, by Telcom Ventures, L.L.C. and the existing members of Columbia (one of which is Columbia Capital, LLC).


     Section 5.2  Observation Rights.
                  -------------------

     (a) Following the Closing and for such time as GM and DIRECTV (i) continue to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) each retains the full amount of its original investment in the Company (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), GM or DIRECTV shall be al lowed one observer at Board of Directors meetings to represent whichever company does not designate a member of the Board of Directors at that time.

     (b) Following the Closing and for such time as any of Telcom, Columbia and Madison (i) continues to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding , or (ii) such Investor retains the full amount of its original investment in the Company, such Investor shall be allowed to have an observer at Board of Directors meetings so long as such company(ies) does not have an Affiliate serving as a member of the Board of Directors at that time.

     (c) Following the Closing and for such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, Clear Channel shall be allowed an observer at Board of Directors meetings.

Section 5.3 Removal of Directors.  American Mobile and the Investors agree to
            --------------------
vote so that each member of the Board of Directors nominated or designated in accordance with Section 5.1 shall serve as a director of the Company until removed, upon the instructions of the Party designating such director, and each Party agrees to vote its shares of Common Stock in accordance with such directions. To the extent permitted by law, American Mobile and each Investor agree not to take any action to remove or replace, with or without cause, any director of the Company that has not been designated for removal or replacement by the Party having originally nominated or designated such director.

Section 5.4 Operational Involvement of Clear Channel, DIRECTV and the TCM Group.
            -------------------------------------------------------------------

     (a) Following the Closing and for such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, the Company agrees that Clear Channel shall have operational rights and involvement as set forth in the Clear Channel Operational Assistance Agreement, provided that such rights
                                                    -------- ----
and involvement shall terminate if Clear Channel ceases to be a wholly-owned subsidiary of Clear Channel Communications, Inc.

     (b) Following the Closing and for such time as DIRECTV (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), the Company agrees that DIRECTV shall have operational rights and involvement as set forth in the DIRECTV Operational Assistance Agreement.

     (c) Following the Closing and for such time as Telcom, Columbia and Madison
(i) continue to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) each retains the full amount of its original investment in the Company, the Company agrees that the TCM Group shall have operational rights and involvement as set forth in the TCM Operational Assistance Agreement.

Section 5.5  Shareholder Actions.
             --------------------

     (a) Each Party acknowledges that the Company's bylaws provide for certain notice, quorum and voting requirements for actions taken thereby to be valid and agrees not to take any action inconsistent with such provisions.

     (b) Each Party shall at all times
take all actions necessary (i) to give
effect to the terms and conditions of this Agreement and (ii) to ensure that the certificate of incorporation and bylaws of the Company (the "Charter Documents")
                                                             -----------------
do not, at any time, conflict with the provisions of this Agreement, and hereby agrees to make or authorize any amendments to the Charter Documents that may hereafter be required to give effect to this Agreement.

     (c) In the event of any conflict between the terms of this Agreement and the bylaws of the Company, the terms of this Agreement shall prevail.

                                  ARTICLE VI.
                                  -----------

                            CERTAIN REPRESENTATIONS
                            -----------------------

          Each Party hereby represents and warrants on behalf of itself to each other Party that:

     Section 6.1  Existence and Power.
                  --------------------

     (a) It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

     (b) It has the power and authority to own its assets, carry on its business and execute, deliver, and perfo rm its obligations under this Agreement; and

     (c) It is duly qualified to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license.

     Section 6.2 Due Authorization; No Contravention.  The execution, delivery
                 -----------------------------------
and performance by it of this Agreement have been duly authorized by all necessary action, and do not and will not:

     (a) Breach or violate the terms of its certificate of incorporation (or similar constituent document) or bylaws (or similar constituent document);

     (b) Breach or violate the terms of any material agreement to which it is party; or

     (c) Violate any law or regulation applicable to it, including but not limited to the rules and regulations promulgated from time to time by the FCC.

     Section 6.3 Binding Effect.  This Agreement has been duly authorized,

         --------------
executed and delivered by it and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


                                 ARTICLE VII.
                                 ------------

                    TAG-ALONG RIGHTS; RIGHT OF FIRST REFUSAL
                    ----------------------------------------

     Section 7.1 Tag Along Rights.  Prior to a Qualified Initial Public
                 ----------------
Offering, each Holder of Convertible Securities (and/or the Holders of securities into which such Convertible Securities may be converted), other than Baron, shall have the right to participate in any sale or transfer (without paying any portion of the transaction costs associated with such sale except for their own legal expense and selling commission), in one transaction or in a series of transactions, to any Person not an Affiliate of such transferor, of Capital Stock (including the Series A Subordinated Convertible Notes) representing, at the time of such sale, more than 5% of the Common Stock Deemed Outstanding, such participation to be shared pro rata with each other Holder of Convertible Securities desiring to participate and/or the Holders of securities into which such Convertible Securities may be converted.

Section 7.2 Right of First Refusal.  Prior to a Qualified Initial Public
            ----------------------
Offering, the Company shall
only issue Capital Stock in accordance with the following terms:

     (a) The Company shall not issue any Capital Stock unless it first delivers to each Holder of Convertible Securities (or the Holders of securities into which such Convertible Securities may be converted) (each such Person being referred to in this Section 7 as a "Buyer") a written notice (the "Notice of
                                    -----                          ---------
Proposed Issuance") specifying the type and total number of such shares of
-----------------
Capital Stock that the Company then intends to issue (the "Offered Capital
                                                           ---------------
Stock"), all of the material terms, including the price upon which the Company proposes to issue the Offered Capital Stock and stating that the Buyers shall have the right to purchase the Offered Capital Stock in the manner specified in this Section 7.2(a) for the s ame price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.

     (b) During the thirty (30) consecutive day period commencing on the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the

"Thirty Day Period"), the Buyers shall have the option to purchase  all of the
------------------
Offered Capital Stock at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Capital Stock must give written notice of its election to the Company prior to the expiration of the Thirty Day Period. If the Offered Capital Stock is being offered as part of an investment unit together with debt or other instruments, any election by a Buyer to purchase Offered Capital Stock shall also constitute an electi on to purchase a like portion of such debt or other instruments.

     (c) Each Buyer shall have the right to purchase that number of shares of the Offered Capital Stock as shall be equal to the number of shares of the Offered Capital Stock multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such Buyer plus all shares of Common Stock issuable upon conversion of all Convertible Securities then held by such Buyer and the denominator of which shall be the aggregate number of shares of Common Stock Deemed Outstanding. The amount of such Offered Capital Stock that each Buyer is entitled to purchase under this Section 7 shall be referred to as its "Proportionate Share."
                       -------------------

     (d) Each Buyer shall have a right of oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Offered Capital Stock, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered Capital Stock not so purchased.
The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the

Offered Capital Stock by so indicating in their written notice given during the Thirty Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Capital Stock available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

     (e) If all of the Offered Capital Stock has not been purchased by the Buyers pursuant to the foregoing provisions, then the Company shall have the right, until the expiration of one-hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of t he Thirty
Day Period, to issue the Offered Capital Stock not purchased by the Buyers at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Capital Stock is not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Capital Stock.

     (f) The Company may proceed with the issuance of Capital Stock without first following the foregoing procedures provided that (i) the purchaser of such Capital Stock agrees in writing to be bound by this Section 7, and (ii) within ten (10) days following the issuance of such Capital Stock, the Company or the purchaser of the Capital Stock undertakes steps substantially similar to those described above to offer to all Buyers the right to purchase f rom such purchaser or from the Company such amount of such Capital Stock at the same price and terms applicable to the purchaser's purchase thereof as is necessary to provide the Buyers with substantially the same antidilution protection offered by this Section 7 as if the procedures set forth above had been followed prior to the issuance of such Capital Stock.

     (g) Notwithstanding the foregoing, the Right of First Refusal described in this Section 7 shall not apply with respect to the issuance of Excluded Securities.

                                 ARTICLE VIII.
                                 -------------

                                 MISCELLANEOUS
                                 -------------

Section 8.1 Notices.  Except as otherwise provided in this Agreement, notices
            -------
and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a re cognized overnight courier service,
(iii) delivered personally, or (iv) sent by facsimile transmission addressed to each Party at its address for notices specified on Schedule I attached hereto, or at such other address, or to the attention of such officer, as any Party shall have furnished to each other Party in writing pursuant to this Section
8.1. Such notice shall be deemed to have been received: (i) three (3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one
(1) Business Day after the date of delivery if sent by overnight courier,
(iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile with confirmation of receipt.

Section 8.2 Waiver and Amendment.  Any term of this Agreement may be amended,
            --------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) American Mobile and (c) Investors (other than Baron) holding, (i) in the case of amendments to or waivers of provisions of this Agreement generally, eighty-one percent (81%) of the aggregate of the Common Stock Deemed Outstanding held by Investors (other than Baron), and (ii) in the case of any other non-material change or technica l correction of this Agreement, a majority of the aggregate of the Common Stock Deemed Outstanding held by Investors (other than Baron); provided that no Investor's rights, preferences or obligations hereunder may be materially adversely modified without the consent of such Investor unless the rights, preferences or obligations hereunder of each other Investor is modified in a substantially equivalent manner. Any amendment or waiver effected in accordance with this Section 8.2 shall be binding upon each future Holder and the Company.

Section 8.3 Specific Performance.  Each Party acknowledges (i) that it will be
            --------------------
impossible to measure in money the damage to each other Party if any of them or any legal representative of any Party fails to comply with any of the provisions of this Agreement, (ii) that every such provision is material, and (iii) that in the event of any such failure, the Company and the Investors will not have an adequate remedy at law or in damages. Accordi ngly, each Party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved Party without the posting of any bond or other security, to compel specific performance of all of the terms hereof and to prevent any disposition of shares of Capital Stock in contravention of any terms of this Agreement, and waives any defense thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability or relief in damages.

Section 8.4 GOVERNING LAW.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
            -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

          EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SE
CTION 8.4, AND
(ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

Section 8.5 Parties In Interest.  This Agreement shall be binding upon and
            -------------------
shall inure to the benefit of each Party and their respective successors and assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound.

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

Section 8.6 Severability of Provisions.  In case any one or more of the
            --------------------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 8.7 Plural, Singular.  When used herein, the singular of each term
            ----------------
include
s the plural and the plural of each term includes the singular.

Section 8.8 Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

Section 8.9 Descriptive Headings:  The descriptive headings of the several
            --------------------
sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 8.10 Future Assurances.  Each Party shall execute and deliver all such
             -----------------
future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

Section 8.11 Termination.  This Agreement shall be immediately terminated
             -----------
upon any of the following: (i) the unanimous written consent to t he termination hereof by the Parties hereto, (ii) the dissolution, bankruptcy or receivership of the Company, or (iii) at such time as only one (1) Holder remains a Party hereto.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


XM SATELLITE RADIO HOLDINGS INC.                                AMERICAN MOBILE SATELLITE CORPORATION

        /s/ Hugh Panero                                                 /s/ Gary M. Parsons
By:  _______________________________________________            By:  ________________________________
Name: Hugh Panero                                               Name: Gary M. Parsons
Title: President & CEO                                          Title: Chairman of the Board of Directors

BARON ASSET FUND                                                CLE
AR CHANNEL INVESTMENTS,  INC.

on behalf of BARON ASSET FUND SERIES

        /s/ Ronald Baron                                                /s/ Randall R. Mays
By:  _____________________________________________              By:  _____________________________________________
Name: Ronald Baron                                              Name: Randall R. Mays
Title: Chairman & CEO                                           Title: Executive VP/CEO

COLUMBIA XM RADIO PARTNERS, LLC                                 DIRECTV ENTERPRISES, INC.
By Columbia Capital LLC, its Managing Member

       /s/ James B. Fleming                                            /s/ Steven J. Cox
By:  _____________________________________________              By:  _____________________________________________
Name:                                                           Name:
Title:                                                          Title:

GENERAL MOTORS CORPORATION                                      MADISON DEARBORN CA
PITAL PARTNERS III, L.P.
                                                                By Madison Dearborn Partners III, L.P., its general partner
       /s/ Mark Gibbens                                         By Madison Dearborn Partners, LLC, its general partner
By:  _____________________________________________
Name: Mark Gibbens                                                      /s/ James N. Perry
Title: Director, Business Development                           By:  _____________________________________________
       As Attorney-in-fact for Eric Feldstein                   Name: James N. Perry
       Vice President and Treasurer                             Title: Managing Director

MADISON DEARBORN SPECIAL EQUITY III, L.P.                       SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its general partner     By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners, LL
C, its general partner          BY MADISON DEARBORN PARTNERS, LLC, ITS GENERAL PARTNER

        /s/ James N. Perry                                              /s/ James N. Perry
By:  _____________________________________________              By:  _____________________________________________
Name:                                                           Name:
Title:                                                          Title:

TELCOM--XM INVESTORS, L.L.C.

        /s/ Rahul Prakash
By:  _____________________________________________
Name: Rahul Prakash
Title: President

                                   SCHEDULE I
                                   ----------

               NAMES, ADDRESSES AND FACSIMILE NUMBERS OF PARTIES

The Company:                            XM Satellite Radio Holdings Inc.       202-969-7124
                                        1250 23rd Street, N.W., Suite 57
                                        Washington, DC  20037
                                        Attention:  Joseph M. Titlebaum, Esq.

American Mobile:                        American Mobile Satellite Corporation  703-758-6134
                                        10802 Parkridge Blvd.
                                        Reston, VA  220
91
                                        Attention:  Randy S. Segal, Esq.

Baron:                                  Baron Asset Fund                       212-583-2014
                                        767 Fifth Avenue, 49th Floor
                                        New York, NY 10153
                                        Attention: Linda Martinson, Esq.

Clear Channel:                          Clear Channel Investments, Inc.        210-822-2299
                                        200 Concord Plaza, Suite 600
                                        San Antonio, TX  78216
                                        Attention:  Mr. Mark Hubbard

Columbia:                               Columbia XM Radio Partners, L.L.C.     703-519-3904
                                        201 North Union Street, Suite 300
                                        Alexandria, Virginia 22314
                                        Attention:  Mr. James B. Fleming

DIRECTV:                                DIR
ECTV Enterprises, Inc.              310-964-4114
                                        2230 East Imperial Highway
                                        El Segundo, CA 90245
                                        Attention:  Mr. Steven J. Cox

GM:                                     General Motors Corporation             212-418-6258
                                        100 Renaissance Center
                                        Detroit, MI  48265  1000
                                        Attention:  Mr. Mark Gibbens

Telcom:                                 TelcomXM Investors, L.L.C.             703-706-3801
                                        211 North Union Street, Suite 300
                                        Alexandria, VA 22314
                                        Attention: Hal B. Perkins, Esq.

Madison:                                Madison Dearborn Partners, Inc.        312-895-1221
                                        Three First National Plaza

                     Chicago, Illinois 60602
                                        Attention:  Mr. James N. Perry